Exhibit 4.1

PROLOGIS YEN FINANCE LLC

as Issuer,

PROLOGIS, L.P.,

as Parent Guarantor,

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Transfer Agent, Paying Agent and Security Registrar

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 26, 2019

¥10,000,000,000 1.15% Notes due 2039

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of March 26, 2019 (this “Second Supplemental Indenture”), by and among PROLOGIS YEN FINANCE LLC, a Delaware limited liability company (hereinafter called the “Company”), having its principal office at 1800 Wazee Street, Suite 500, Denver, Colorado 80202, PROLOGIS, L.P., a Delaware limited partnership (hereinafter called the “Parent Guarantor”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, as the parent guarantor, U.S. BANK NATIONAL ASSOCIATION,  having its Corporate Trust Office at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, as trustee under the Base Indenture referred to below, and transfer agent, paying agent and security registrar hereunder (hereinafter called the “Trustee,” “Transfer Agent,” “Paying Agent” and “Security Registrar”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Parent Guarantor and the Trustee have heretofore entered into an Indenture, dated as of September 25, 2018, as amended by a First Supplemental Indenture dated as of September 25, 2018 (as so supplemented, the “Base Indenture”), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsubordinated indebtedness (the “Securities”);

WHEREAS, Section 201 of the Base Indenture provides that the Registered Securities, if any, shall be in substantially the forms as shall be established in or pursuant to one or more indentures supplemental to the Base Indenture;

WHEREAS, Section 301 of the Base Indenture provides that various terms of, and provisions applicable to, unissued Securities may be established by the Company in or pursuant to one or more indentures supplemental to the Base Indenture or Board Resolutions;

WHEREAS, Section 901(5) of the Base Indenture permits the Company, the Parent Guarantor and the Trustee to enter into a supplemental indenture, without the consent of the Holders of any Securities, to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities;

WHEREAS, Section 901(7) of the Base Indenture permits the Company, the Parent Guarantor and the Trustee to enter into a supplemental indenture, without the consent of the Holders of any Securities, to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company desires to amend and supplement the Base Indenture in accordance with its terms to facilitate the issuance of the 2039 Notes (as defined below); and

WHEREAS, all things necessary to make the Base Indenture, as hereby amended and modified, a valid agreement of the Company and the Parent Guarantor, in accordance with its terms, have been done;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Parent Guarantor, the Trustee, the Paying Agent, the Security Registrar and the Transfer Agent covenant and agree, for the equal and proportionate benefit of all Holders of 2039 Notes issued on or after the date of this Second Supplemental Indenture, as follows:

Article I

Definitions, Creation, Forms and
Terms and Conditions of the 2039 NoteS

Section 1.01Definitions.  Capitalized terms used in this Second Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Base Indenture.  Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein.  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture.  The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.  In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“2039 Notes” has the meaning set forth in Section 2.01.

“Company” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Indenture” means the Base Indenture, as further amended by the First Supplemental Indenture and this Second Supplemental Indenture.

“Parent Guarantor” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Paying Agent” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Regulation S Yen Note” means a permanent fully-registered 2039 Note (bearing the Regulation S Yen Note Legend) in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Regulation S Yen Note Legend” has the meaning set forth in Section 2.04(b).

“Restricted Period” with respect to the 2039 Notes means the period of 40 consecutive days beginning on and including the later of (i) the day on which the 2039 Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) March 26, 2019.

“Security Registrar” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Transfer Agent” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Yen Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York or the City of Tokyo are authorized or required by law, regulation or executive order to close.

Article II

THE SECURITIES

Section 2.01Title of the Notes. There shall be a series of Securities designated the “1.15% Notes due 2039” (the “2039 Notes”).

Section 2.02Aggregate Principal Amount; Terms of Notes. The 2039 Notes will be initially issued in an aggregate principal amount of ¥10,000,000,000. Pursuant to Section 301 of the Base Indenture, the other terms of the 2039 Notes shall be set forth in a Board Resolution and the Officer’s Certificate authorized thereunder, which is attached hereto as Exhibit B and incorporated herein.

Section 2.03Form of the 2039 Notes.  The 2039 Notes shall be issued in the form of one or more Regulation S Yen Notes, duly executed by the Company and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of the Company, which shall be deposited with, or on behalf of, Euroclear and Clearstream and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary for, and in respect of interests held through, Euroclear and Clearstream.  Unless otherwise specified in accordance with Section 301 of the Base Indenture, the 2039 Notes shall be substantially in the form of Exhibit A attached hereto.  So long as the Common Depositary or its nominee is the registered owner of a Regulation S Yen Note, the Common Depositary or its nominee, as the case may be, shall be considered the sole owner or Holder of the 2039 Notes represented by such Regulation S Yen Notes for all purposes under the Indenture.

Section 2.04Transfer and Exchange.

(a)Restrictions on Transfer of Regulation S Yen Notes.

(i)Prior to the expiration of the Restricted Period, interests in a Regulation S Yen Note may only be sold, pledged or transferred (A) to the Company or any subsidiary thereof, (B) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (D) pursuant to an effective registration statement under the Securities Act or (E) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(b) Legends for Regulation S Yen Notes.

(i)Each Security evidencing the Regulation S Yen Notes (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Regulation S Yen Note Legend”) (each defined term in the legend being defined as such for purposes of the legend only):

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET

FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ISSUANCE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(B), (C) AND (E) ABOVE, PROLOGIS YEN FINANCE LLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Article III

MISCELLANEOUS PROVISIONS

Section 3.01Ratification of Base Indenture.  Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the 2039 Notes and this Second Supplemental Indenture.

Section 3.02Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.03Successors and Assigns.  All the covenants, stipulations, promises and agreements of the Company, the Parent Guarantor, the Trustee, Transfer Agent, Security Registrar and the Paying Agent contained in this Second Supplemental Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 3.04Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Second Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company, the Parent Guarantor, the Trustee, Transfer Agent, Security Registrar or the Paying Agent shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Parent Guarantor, the Trustee, Transfer Agent, Security Registrar or the Paying Agent, respectively.

Section 3.05Separability Clause.  In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE, EACH 2039 NOTE AND THE GUARANTEE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.

Section 3.07Waiver of Jury Trial.  EACH OF THE COMPANY, THE PARENT GUARANTOR, THE TRUSTEE, THE SECURITY REGISTRAR, THE TRANSFER AGENT AND THE PAYING AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE 2039 NOTES, THE GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.08Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.09Further Instruments and Acts.  Upon request of the Trustee, Security Registrar, Transfer Agent or the Paying Agent, the Company and the Parent Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Second Supplemental Indenture.

Section 3.10Force Majeure.  In no event shall the Trustee, Transfer Agent, Security Registrar or the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee, Transfer Agent, Security Registrar and the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3.11Addresses for Notices, Etc.  Any notice or demand which by any provision of this Second Supplemental Indenture is required or permitted to be given or served by the Trustee, the Paying Agent or by the Holders of 2039 Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Prologis Yen Finance LLC, 1800 Wazee Street, Suite 500, Denver, Colorado 80202, Attention: General Counsel.  Any notice, direction, request or demand hereunder to or upon the Trustee or the Paying Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank National Association, Global Corporate Trust Services, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Bradley Scarborough/Prologis Yen Finance LLC.  The Trustee and the Paying Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.  Any notice or communication mailed to a Holder of 2039 Notes shall be mailed to such Holder by first class mail, postage prepaid, at such Holder’s address as it appears on the Security Register and shall be sufficiently given to such Holder if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder of 2039 Notes or any defect in it shall not affect its sufficiency with respect to other Holders of 2039 Notes.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 3.12Information Covenant.  The Company hereby covenants with the Trustee and the Paying Agent that it shall provide each of the Trustee and the Paying Agent with sufficient information so as to enable each of the Trustee and the Paying Agent to determine whether or not any of the Trustee and the Paying Agent is obliged, in respect of any payments to be made by it pursuant to the Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such required withholding or deduction, a “FATCA Withholding Tax”).

Section 3.13Right to Withhold.  Each of the Trustee and the Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

Section 3.14Redirection Clause.  If, for any reason, the Paying Agent or any other Paying Agent does not become, or ceases to be, a participating foreign financial institution or otherwise exempt from any FATCA Withholding Tax (i) the Paying Agent or other Paying Agent shall give notice thereof to the Company as soon as reasonably practicable upon becoming aware of such fact and (ii) if as a result of such notice the Company is required to deduct or withhold any amount pursuant to the Foreign Account Tax Compliance Act (“FATCA”) in respect of any payment due on the 2039 Notes, then the Company shall be entitled to re-direct or reorganize any such payment in any way that it sees fit in accordance with the transaction documents in order that the payment may be made without such deduction or withholding.  Neither the Paying Agent nor any other Paying Agent shall be obliged to act on any instruction from the Company to it to redirect or reorganize any payment which would, in its opinion, result in the breach of its internal ‘know your customer’ checks and internal compliance procedures.  Neither the Paying Agent nor any other Paying Agent shall be liable to any other party for any loss or liability incurred by such party as a consequence of any redirection or reorganization by the Company.

Section 3.15Money for Payments to be Held in Trust.  No later than 10:00 a.m. (Central time) (or such later time as the Company and the Paying Agent may from time to time agree) two Business Days prior to the Business Day on which any payment of the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the 2039 Notes becomes due (including any Redemption Date), the Company shall irrevocably deposit with the Paying Agent in immediately available funds in Yen, a sum sufficient to pay the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the 2039 Notes becoming due on such date, such sum to be held by the Paying Agent in trust for the benefit of the Persons entitled to such payment and (unless the Paying Agent is the Trustee), the Company shall promptly notify the Trustee of its action or failure so to act.

[This space intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the date first above written.

PROLOGIS YEN FINANCE LLC

By: /s/ Michael T. Blair	Name: Michael T. Blair Title: Assistant Secretary, Managing Director
and Deputy General Counsel

PROLOGIS, L.P.

By:  Prologis, Inc., its general partner

By: /s/ Michael T. Blair	Name: Michael T. Blair Title: Assistant Secretary, Managing Director

             and Deputy General Counsel

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Bradley E. Scarbrough	Name: Bradley E. Scarbrough Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Transfer Agent

By: /s/ Bradley E. Scarbrough	Name: Bradley E. Scarbrough Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Security Registrar

By: /s/ Bradley E. Scarbrough	Name: Bradley E. Scarbrough Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Paying Agent

By: /s/ Bradley E. Scarbrough	Name: Bradley E. Scarbrough Title: Vice President

Exhibit A

FORM OF REGULATION S YEN NOTE

[FACE OF REGULATION S YEN NOTE]

[Regulation S Yen Note Legend]

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ISSUANCE OF THE NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(B), (C) AND (E) ABOVE, PROLOGIS YEN FINANCE LLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO PROLOGIS YEN FINANCE LLC (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF Elavon Financial Services DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO  USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY.  UNLESS AND UNTIL

THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

REGISTERED	PRINCIPAL AMOUNT
No. [ ]	¥[ ]
ISIN No.: [ ]
COMMON CODE: [ ]

PROLOGIS YEN FINANCE LLC
1.15% NOTE DUE 2039

PROLOGIS YEN FINANCE LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of [PRINCIPAL AMOUNT IN WORDS] (¥[  ]) on March 15, 2039 and to pay interest on the outstanding principal amount thereon at the rate of 1.15% per annum, until the entire principal hereof is paid or made available for payment.

Interest shall accrue from and including March 26, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2019.  The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the March 1 and September 1 (whether or not a Yen Business Day), as the case may be, next preceding such Interest Payment Date.  Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  If any Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Yen Business Day, the required payment shall be made on the next Yen Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be, until the next Yen Business Day.  For purposes of the notes, “Yen Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York or the City of Tokyo are authorized or required by law, regulation or executive order to close.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or premium or Redemption Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in St. Paul, Minnesota, initially the corporate trust office of the Paying Agent, located at 111 Fillmore Ave. East, St. Paul, Minnesota  55107, in yen.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in yen.  If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Securities shall be made in U.S. Dollars until the yen is again available to the Company.  In such circumstances, the amount payable on any date in yen will be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date, or if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available Market Exchange Rate on or before the date that payment is due.  Any payment in respect of this Security so made in U.S. Dollars shall not constitute an event of default under the Indenture.  Neither the Trustee nor the Paying Agent (as defined below) shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.  “Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of yen as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 25, 2018 (herein called the “Base Indenture”), among the Company, Prologis, L.P. (herein called the “Parent Guarantor,” which term includes any successor under the Indenture) and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as amended by the First Supplemental Indenture, dated as of September 25, 2018 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of March 26, 2019 (the “Second Supplemental Indenture,” and together with the Base Indenture and First Supplemental Indenture, the “Indenture”), among the Company, the Parent Guarantor, the Trustee, Transfer Agent, Paying Agent (which term includes any successor paying agent under the Indenture with respect to the series of which this Security is a part) and Security Registrar, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities.  Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 18, 2019, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts (as defined below) with respect to the Securities, then the Securities may be redeemed at the option of the Company, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest on the Securities to, but not including, the Redemption Date.  Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 15 days prior to the date fixed for redemption.

All payments in respect of the Securities shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law.  If such withholding or deduction is required by law, the Company shall, subject to certain exceptions provided for in the Officers' Certificate dated March 26, 2019 pursuant to the Indenture, pay to a Holder who is not a United States person (as defined in the Indenture) such additional amounts (the “Additional Amounts”) on the Securities as are necessary in order that the net payment by the Company or a paying agent of the principal of, and premium or Redemption Price, if any, and interest on, the Securities to such Holder, after such withholding or deduction, shall not be less than the amount provided in the Securities to be then due and payable.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and premium or Redemption Price, if any, on, all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or Redemption Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium or Redemption Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of ¥100,000,000 and any integral multiple of ¥10,000,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

Except as provided in Article Sixteen of the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, member, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “ISIN” and “Common Code” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities.  No representation is made as to the correctness or accuracy of such ISIN and Common Code numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Capitalized terms used in this Security which are not defined herein shall have the meanings assigned to them in the Indenture.

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Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS YEN FINANCE LLC By: Name: Title:

Attest By: Name: Title: Dated: [], 20[]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including
Zip Code of Assignee)

the within-mentioned Security of Prologis Yen Finance LLC and hereby does irrevocably constitute and appoint ______________ Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.

GUARANTEE

FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying 1.15% Note due 2039 (the “2039 Note”) issued by Prologis Yen Finance LLC (the “Company”) under an Indenture, dated as of September 25, 2018 (together with the First Supplemental Indenture and Second Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, L.P., as parent guarantor, U.S. Bank National Association, as trustee thereunder (the “Trustee”), transfer agent, paying agent and security registrar, (a) the full and prompt payment of the principal of and premium or Redemption Price, if any, on such 2039 Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such 2039 Note when and as the same shall become due and payable, according to the terms of such 2039 Note and of the Indenture.  In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company.  The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the 2039 Notes; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any 2039 Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the 2039 Notes; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the 2039 Notes; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the 2039 Notes; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the 2039 Notes; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the 2039 Notes; (k) the invalidity, irregularity or unenforceability of the Indenture or the 2039 Notes or any part of any thereof; (l) any judicial or governmental action affecting the Company or any 2039 Notes or consent or indulgence granted to the Company by the Holders or by the Trustee;

or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor.  The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such 2039 Note and in this Guarantee.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the 2039 Note.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the 2039 Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers.  The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to the Yen  Note.

An Event of Default under the Indenture or the 2039 Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of 2039 Notes to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.

Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.  Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights.  If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured.  Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the 2039 Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.

The obligations of the undersigned to the Holders of the 2039 Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: [], 20[]

PROLOGIS, L.P. By: Prologis, Inc., its general partner By: Name: Title:

Exhibit B

Officers’ Certificate

March 26, 2019

The undersigned officers of Prologis Yen Finance LLC (the “Company”), acting pursuant to the written consents of Prologis, Inc., its ultimate parent, on September 6, 2018 and March 18, 2019, hereby establish a series of debt securities by means of this Officers’ Certificate in accordance with the Indenture, dated as of September 25, 2018 (the “Base Indenture,” and as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture thereto, the “Indenture”), among the Company, Prologis, L.P., as parent guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined in this Officers’ Certificate shall have the meanings ascribed to them in the Indenture.

1.15% Notes due 2039

1.The series shall be entitled the “1.15% Notes due 2039” (the “Notes”) and shall be a series of Yen Notes as defined in the First Supplemental Indenture.

2.The Notes initially shall be limited to an aggregate principal amount of ¥10,000,000,000 (except in each case for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of or within the Series pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Base Indenture); provided, the Company may increase such aggregate principal amount upon the action of the Board of Directors to do so from time to time.

3.The Notes shall bear interest at the rate of 1.15 % per annum.  The aggregate principal amount of the Notes is payable at maturity on March 15, 2039.  The interest on this Series shall accrue from and including March 26, 2019 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for.  Interest on the Notes shall be payable semi-annually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on September 15, 2019.  Interest shall be paid to persons in whose names the Notes are registered on the March 1 or the September 1, as the case may be, preceding the Interest Payment Date, whether or not a Yen Business Day (each a “Regular Record Date”).

4.The Notes may be surrendered for registration of transfer or exchange and notices or demands to or upon the Company in respect of the Notes and the Indenture may be served at the Corporate Trust Office of the Paying Agent, located at 111 Fillmore Ave. East, St. Paul, Minnesota 55107.  The principal of the Notes payable at maturity or upon earlier redemption shall be paid against presentation and surrender of the Notes at the Corporate Trust Office of the Paying Agent.

5.If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 18, 2019, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional

Amounts with respect to the Notes, then the Notes may be redeemed at the option of the Company, in whole, but not in part, at a redemption price (the “Tax Redemption Price”) equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes to, but not including, the Redemption Date.  Notice of any redemption shall be transmitted to Holders not more than 60 nor less than 15 days prior to the Redemption Date.

If notice of redemption has been given as provided in the Base Indenture and the preceding paragraph, and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes shall cease to bear interest on the Redemption Date and the only right of the Holders of the Notes from and after the Redemption Date shall be to receive payment of the Tax Redemption Price upon surrender of such Notes in accordance with such notice.

6.All payments in respect of the Notes shall be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company shall, subject to certain exceptions provided for herein, pay to a holder who is not a United States person such additional amounts (the “Additional Amounts”) on the Notes as are necessary in order that the net payment by the Company or the Paying Agent, as directed by the Company, of the principal of, and premium or Redemption Price, if any, and interest on, the Notes to such holder, after such withholding or deduction, shall not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(i)to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

(b)having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d)being or having been an owner of a 10% or greater interest in the capital or profits of Prologis, L.P. within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(ii)to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii)to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(v)to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi)to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vii)to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(viii)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(ix)to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(x)to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations, pronouncements relating thereto or official interpretations thereof or any successor provisions, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other governmental authority in connection with the implementation of the foregoing and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(xi)in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Paragraph 6, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

7.The Notes shall not provide for any sinking fund or analogous provision.  None of the Notes shall be redeemable at the option of the Holder.

8.The Notes shall be issuable in registered form in the form set out in Exhibit A of the Second Supplemental Indenture without coupons in minimum denominations of ¥100,000,000 and any integral multiple of ¥10,000,000 in excess thereof.

9.The principal amount of, and the Tax Redemption Price, if any, on, the Notes shall be payable upon declaration of acceleration pursuant to Section 502 of the Base Indenture.

10.The Notes shall be denominated in and principal of or interest on the Notes (or Tax Redemption Price, if applicable) shall be payable in yen.  If the yen is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the Notes shall be made in U.S. Dollars until the yen is again available to the Company. In such circumstances, the amount payable on any date in yen shall be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. Dollar/yen exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate shall be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for yen. Any payment in respect of the Notes so made in U.S. Dollars shall not constitute an Event of Default. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

11.Except as provided in paragraphs 3 and 5 of this Officers’ Certificate, the amount of payments of principal of or interest on the Notes (or Tax Redemption Price, if applicable) shall not be determined with reference to an index or formula.

12.Except as set forth herein, in the Indenture or in the Notes, none of the principal of or interest on the Notes (or Tax Redemption Price, if applicable) shall be payable at the election of the Company or a Holder thereof in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the Notes are denominated or stated to be payable.

13.Except as set forth in the Indenture or the Trust Indenture Act, the Notes shall not contain any provisions granting special rights to the Holders of Notes upon the occurrence of specified events.

14.The Notes shall not contain any deletions from, modifications of or additions to the Events of Default or covenants of the Company contained in the Indenture.

15.Except as set forth herein, in the Indenture or in the Notes, the Notes shall not be issued in the form of bearer Securities or temporary global Securities.

16.Sections 1402 and 1403 of the Base Indenture shall be applicable to the Notes.

17.The Notes shall not be issued upon the exercise of debt warrants.

18.Article Sixteen of the Base Indenture shall be applicable to the Notes.

19.The other terms and conditions of the Notes shall be substantially as set forth in the Indenture and the Offering Memorandum, dated March 18, 2019, relating to the Notes.

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IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate on the date first written above.

By:

Name:

Title:

By:

Name:

Title: